INDEPENDENT AUDITORS' CONSENT


            We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus. Our report on the Consolidated Financial Statements refers to a change in the method of determining LIFO inventories in 1996.


                                                      /s/ KPMG Peat Marwick LLP

Stamford, Connecticut
August 6, 1997


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